Exhibit 99.1

   Winnebago Industries Announces Third Quarter Fiscal 2007 Financial Results
                  Conference Call to Be Held on June 15, 2007

     FOREST CITY, Iowa--(BUSINESS WIRE)--June 7, 2007--Winnebago Industries, Inc. (NYSE:WGO), a leading United States motor home manufacturer, will host a conference call on Friday, June 15, 2007 at 9 a.m. Central Time (CT) to discuss the financial results for its third quarter of fiscal 2007 ended May 26, 2007. The Company will release its financial results on June 15, 2007 at 6:00 a.m. CT.

     Winnebago Industries' conference call may be heard live via the Company's website, http://www.winnebagoind.com/investor.html. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://www.winnebagoind.com/investor.html.

     Minimum requirements to listen to the Web cast: either Windows Media Player or RealPlayer and at least a 28.8 Kbps connection to the Internet. The Windows Media Player software is downloadable free at: www.microsoft.com/windows/windowsmedia/download/default.asp, and the RealPlayer software is downloadable free at: www.real.com/products/player/index.html.

     About Winnebago Industries

     Winnebago Industries, Inc. is a leading United States manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago and Itasca brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries' investor relations material, to add your name to an automatic email list for Company news releases or for information on a dollar-based stock investment service for the Company's stock, visit, http://www.winnebagoind.com/investor.html.


     CONTACT: Winnebago Industries, Inc.
              Sheila Davis, PR/IR Manager, 641-585-6803